AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

MEDCLEAN TECHNOLOGIES, INC.

AND

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.

DATED AS OF

AUGUST 30, 2013

TABLE OF CONTENTS

SECTION 1: GENERAL DEFINITIONS

4

SECTION 2: THE MERGER

6

SECTION 3: APPROVALS AND REGULATORY MATTERS

6

SECTION 4. ADDITIONAL AGREEMENTS

9

SECTION 5: MERGER CONSIDERATION

12

SECTION 6:  CERTAIN EFFECTS OF MERGER

16

SECTION 7:  POST-MERGER GOVERNANCE AND COVENANTS

16

SECTION 8:  COVENANTS AND CONDITIONS OF CLOSING

18

SECTION 9:  REPRESENTATIONS AND WARRANTIES OF MEDCLEAN

26

SECTION 10: COVENANTS OF MEDCLEAN

35

SECTION 11: REPRESENTATIONS AND WARRANTIES OF MEDCLEAN AND BMTS

39

SECTION 12: COVENANTS OF THE ACQUIRING COMPANIES

48

SECTION 13: TERMINATION

51

SECTION 14: INDEMNIFICATION

52

SECTION 15: NONDISCLOSURE OF CONFIDENTIAL INFORMATION

56

SECTION 16: EXPENSES

57

SECTION 17: MISCELLANEOUS

57

Exhibit List

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 30th day of August, 2013, by and among MEDCLEAN TECHNOLOGIES, INC., a Delaware corporation ("MedClean"), and BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC., a Colorado corporation ("BMTS").  MedClean and BMTS are hereinafter sometimes individually referred to as a “party” and collectively as the “parties”.

WITNESETH:

WHEREAS, MedClean is engaged in the development of hazardous waste technologies and products; and

WHEREAS, MedClean desires to acquire BMTS by the merger of BMTS with and into MedClean, with MedClean to be the surviving corporation; and

WHEREAS, for federal income tax purposes, the merger of BMTS and MedClean is intended to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants under which a merger of BMTS and MedClean will occur.

NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

SECTION 1: GENERAL DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1

Affiliate.  "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

1.2

Agreement.   “Agreement” shall include this Agreement and any and all documents and instruments executed in connection with the Merger (as hereinafter defined).

1.3

Best Knowledge.  "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors and officers of the Person.

1.4

Control.  "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

1.5

Exchange Act.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.6

Fiscal Year.  "Fiscal Year" shall mean a twelve-month period beginning January 1.

1.7

Governmental Authority.  "Governmental Authority" shall mean any and all applicable foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

1.8

Governmental Requirement.  "Governmental Requirement" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

1.9

Legal Requirements.  "Legal Requirements" means applicable common law and any applicable statute, ordinance, code or other laws, rule, regulation, order, technical or other  standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

1.10

Net Worth.  "Net Worth" shall mean the assets of a Person minus the liabilities of the Person, as of a given date as determined in accordance with generally accepted accounting principles, consistently applied with prior periods.

1.11

Person.  "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, limited liability companies and associations, whether organized for profit or otherwise.

1.12

Exhibit.  Unless otherwise stated herein, the term "Exhibit" when used in this Agreement shall refer to the Exhibits to this Agreement. The Exhibits to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Exhibits to this Agreement, or both, and such Exhibits are incorporated herein by reference for all purposes.

1.13

Section.  Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.

1.14

Securities Act.  "Securities Act" shall mean the Securities Act of 1933, as amended.

1.15

Taxes.  "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2: THE MERGER

2.1

The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3 herein). BMTS shall be merged with and into MedClean upon the terms and conditions set forth herein (the "Merger") as permitted by and in accordance with the Delaware General Corporation Law (“DGCL”) and the Colorado Business Corporation Act (the "CBCA"). Thereupon, the separate existence of BMTS shall cease, and MedClean, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue to exist under and be governed by the DGCL, with all its purposes, objects, rights, privileges, immunities, powers and franchises continuing unaffected and unimpaired by the Merger. The name of the Surviving Corporation shall be "MedClean Technologies, Inc."

2.2

Filing.  As soon as practicable following fulfillment or waiver of the conditions specified in Sections 8.2 and 8.3 hereof, and provided that this Agreement has not been terminated pursuant to Section 13 hereof, MedClean will cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of Delaware and BMTS will cause a  Statement of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Colorado as provided in applicable provisions of the DGCL and CBCA and obtain a copies of the Certificate of Merger and Statement of Merger, as filed with and certified by the Secretary of State of the State of Delaware and Colorado, respectively.

2.3

Effective Time of the Merger. The Merger shall become effective immediately upon the filing of the Statement of Merger with the Secretaries of State of the State of Delaware and Colorado in accordance with the DGCL and CBCA.  The date and time of the completion of such filings is herein sometimes referred to as the "Effective Time." Notwithstanding the foregoing, the parties agree that the effective date of the Merger for all tax and accounting purposes (the “Effective Date”) shall be the Closing Date, as defined in Section 2.4 below.

2.4

Closing; Closing Date.  Subject to the terms and conditions set forth in the Agreement, the consummation of the transactions referenced above shall take place (the "Closing") within five (5) business days following the satisfaction, or waiver, of all conditions to Closing, but in no event later than December 31, 2014, at 10:00 a.m. Eastern Time (“Drop Dead Date”) or at such time, date and place as MedClean and BMTS shall designate (the "Closing Date").

SECTION 3: APPROVALS AND REGULATORY MATTERS

3.1

MedClean Board of Director Approvals.  Subject to the provisions hereof, the Board of Directors of MedClean shall, by written unanimous consent approve the transactions contemplated by this Agreement; provided, however, that such approval shall be subject to (a) the approval of the MedClean Shareholders in conformity with the requirements of the MedClean Certificate of Incorporation, By-Laws and DGCL, (b) their satisfaction that the issuance of the Common Stock of MedClean to BMTS Shareholders (i) shall be undertaken pursuant to an effective S-4 Registration Statement in conformity with the registration requirements of the Securities Act, (ii) is undertaken without violation of the anti-fraud provisions of the Securities Act,  and (iii) has been consummated in conformity with all other applicable Legal Requirements.

3.2

BMTS Board of Director Approvals.  Subject to the provisions hereof, the Board of Directors of BMTS shall, by written unanimous consent approve the transactions contemplated by this Agreement; provided, however, that such approval shall be subject to (a) the approval of BMTS Shareholders in conformity with the requirements of BMTS Articles of Incorporation, By-Laws and CBCA, (b) their satisfaction that the issuance of the Common Stock of MedClean to BMTS Shareholders (i) shall be undertaken pursuant to an effective S-4 Registration Statement in conformity with the registration requirements of the Securities Act, (ii) is undertaken without violation of the anti-fraud provisions of the Securities Act,  and (iii) has been consummated in conformity with all other applicable Legal Requirements.

3.3

MedClean and BMTS Shareholder Approval: S-4 Registration Statement/Proxy Statement.  As promptly as practicable following the execution of this Agreement, MedClean shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (the “Registration Statement”) containing a preliminary form of joint proxy statement of MedClean and BMTS and other proxy materials related thereto ("Proxy Statement") for use in connection with a joint special meeting of the shareholders of MedClean and BMTS to be scheduled and held to obtain shareholder approval of the Merger and the other transactions provided for herein.  MedClean and BMTS agree to use all reasonable efforts, after consulting with the other party, to respond promptly to any comments made by the Commission with respect to the Registration Statement; and each shall cause its respective representatives to fully cooperate with the other party and its respective representatives in the preparation of the Registration Statement and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the party may reasonably request in connection with the preparation of the Registration Statement. BMTS and MedClean each represent and warrant to the other that at the time of the MedClean and BMTS Shareholders’ meeting, the Registration Statement, insofar only as it relates to the disclosing party and containing information furnished by the disclosing party specifically for use in such Registration Statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As promptly as practicable after the Registration Statement shall have been declared effective by the Commission, MedClean and BMTS shall cause the Definitive Proxy Statement included in such effective Registration Statement to be mailed to their respective shareholders.  Thereafter, BMTS shall notify MedClean as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment to or supplement to the Registration Statement.

3.4

 Shareholders Meetings.  MedClean and BMTS shall call and hold a Joint Shareholders meeting as promptly as practicable for the purpose of voting upon the approval of the Merger.  MedClean and BMTS shall each use reasonable effort to solicit from its respective Shareholders proxies in favor of the approval of the Merger and, subject to applicable fiduciary duties of the Boards of Directors, as determined in the good faith by the Boards of Directors after consultation with and based upon the advice of legal counsel, shall take all other action necessary or advisable to secure the vote and consent of the MedClean and BMTS Shareholders required by the DGCL and CBCA, respectively.

3.5

Dissenter Rights. At all times, and as applicable, BMTS and MedClean shall comply with applicable Legal Requirements including, without limitation, the payment of cash for dissenting shares related to the Merger.

3.6

Income Tax Considerations.  It is the intention of the parties hereto that the Merger provided for in this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(1)(A) of the Code and the parties will agree to undertake all commercially reasonable appropriate actions necessary both before and after the Effective Date of the Merger to effect such treatment.  Notwithstanding the foregoing, neither MedClean nor any of its affiliates shall have any liability whatsoever to BMTS or BMTS Shareholders for the treatment ultimately accorded the Merger by federal or state taxing and regulatory authorities; and MedClean and BMTS  shall each bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority each of them separately by virtue of the consummation of the Merger and the other transactions provided for in this Agreement.  BMTS Shareholders shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on BMTS Shareholders by virtue of the consummation of the Merger or other transactions provided for in this Agreement.

3.7

Compliance with Securities Laws.  The Merger provided for in this Agreement shall be undertaken in reliance upon an effective Registration Statement conforming to the requirements of  Section 5 of the Securities Act. All MedClean shares issued to BMTS Shareholders in connection with the Merger shall be free trading without restriction under the Securities Act.

3.8

Regulatory and Other Approvals.  Subject to the terms and conditions of this Agreement and the other Transaction Documents, each of MedClean and BMTS will use commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, obtain all consents, approvals or actions of, make all filings with and give all notices to any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign (each a Governmental Entity) or any other public or private third parties required of MedClean or BMTS to consummate the Merger and provide such other information and communications to such Governmental Entities or other public or private third parties as the other party hereto or such Governmental Entities or other public or private third parties may reasonably request. In addition to and not in limitation of the foregoing, each of the parties will (a) take promptly all actions necessary to make the filings required of MedClean or BMTS or their affiliates under the Hart-Scott-Rodino Act and under comparable merger notification or competition laws of non-U.S. jurisdictions, (b) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the FTC) or the Antitrust Division of the Department of Justice (the Antitrust Division) pursuant to the Hart-Scott-Rodino Act or the authorities of such other jurisdictions, and (c) cooperate with the other party in connection with such party's filings under the Hart-Scott-Rodino Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by the FTC, the Antitrust Division, state attorneys general or any other Governmental Entity. In furtherance and not in limitation of the covenants in this Section 3.7 MedClean and BMTS shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to any transactions contemplated by this Agreement by any Governmental Entity. If any administrative, judicial or legislative action or proceeding is threatened to be instituted by any such authority challenging any of the transactions contemplated by this Agreement, MedClean and BMTS will each cooperate to contest and resist the institution of any such action or proceeding.

SECTION 4. ADDITIONAL AGREEMENTS

4.1

MedClean SEC Reports.  Not later than 45 days following the execution of this Agreement and MedClean’s receipt of working capital advances to cover the costs thereof,  MedClean  shall cause to be prepared and filed with the SEC all delinquent reports required to be filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “SEC Reports”) which shall include, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the three and six month periods ended March 31, 2013 and June 30, 2013 respectively; and thereafter through the Closing Date, MedClean shall file in a timely fashion all other SEC Reports required under Section 13(a) of the Exchange Act.  The Agreements in this paragraph are contingent upon MedClean timely receiving funds from BMTS or its creditors in an amount sufficient to pay the required attorney’s fees and auditors’ fees to prepare and file the specified reports.  Notwithstanding the foregoing, if for any reason MedClean fails to deliver the SEC Reports within 90 days of the date of this Agreement, BMTS shall have the right to terminate this Agreement immediately without notice.

4.2

MedClean Pre-Closing Actions.  Prior to Closing, MedClean shall complete the following actions (the “MedClean Pre-Closing Actions”):

(a)

MedClean shall enter into and consummate agreements with noteholders, vendors and holders of related party receivables listed on Exhibit 4.2(a) hereto, to settle, compromise and/or convert into shares of common stock, all outstanding debt, (except accounts payable to third parties listed on Exhibit 4.2(b)) in a transaction or series of transactions that comply with all Legal Requirements, including applicable federal and state securities laws.

(b)

MedClean shall enter into forbearance agreements with accounts payable creditors listed on Exhibit 4.2(b) hereto holding trade debt in the aggregate amount not to exceed $370,000, pursuant to which each such creditor agrees to forbear from any collection efforts in consideration of MedClean’s agreement to repay the full amount of the outstanding open account in twelve monthly installments commencing October 1, 2013.

(c)

The holders of all 51 issued and outstanding shares of Series D Preferred Stock of MedClean (the “Series D Preferred”) shall have surrendered such shares for cancellation for no consideration.

Consummation of the MedClean Pre-Closing Actions shall be a condition precedent to the obligation of BMTS and BMTS Shareholders to consummate the Merger.

4.3

MedClean Financial Condition.  Giving effect to the MedClean Pre-Closing Actions, at Closing, MedClean shall have no liabilities or obligations of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due except for:

(a)

the obligations and liabilities set forth herein and in Exhibit 4.3(a) hereof,

(b)

ongoing contractual commitments listed on Exhibit 9.17 (the "MedClean     Contracts"), and

(c)

obligations incurred in the ordinary course of business.

MedClean agrees to indemnify, defend and hold harmless BMTS from any debt, damage, liability or obligation incurred prior to the Closing Date not specifically approved in writing by BMTS or otherwise disclosed in this Agreement (an “MedClean Undisclosed Liability”), excluding obligations incurred in the ordinary course of business.  If indemnity is not promptly paid for any MedClean Undisclosed Liability, then the shares to be distributed to BMTS Shareholders in the Merger shall be increased by the value of any MedClean Undisclosed Liability divided by the MedClean Conversion Price.  The provisions of this Section 4.2 shall terminate upon MedClean delivering the MedClean Financial Statements showing the absence of any MedClean Undisclosed Liabilities.

4.4

BMTS Pre-Closing Actions.  Prior to Closing, BMTS shall complete the following actions (the “BMTS Pre-Closing Actions”):

(a)

BMTS shall enter into and consummate agreements with noteholders, vendors and holders of accounts receivable listed on Exhibit 4.4(a) hereto, to compromise and convert all of its outstanding liabilities (except for liabilities which BMTS in good faith disputes and obligations incurred in the ordinary course of business)  into common stock.

The consummation of BMTS Pre-Closing Actions shall be a condition precedent to the obligation of MedClean to consummate the Merger.

4.5

BMTS Financial Condition.  Giving effect to BMTS Pre-Closing Actions, at Closing, BMTS shall have no liabilities or obligations of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due except for:

(a)

the obligations and liabilities set forth herein and in Exhibit 4.3(a) hereof,

(b)

ongoing contractual commitments listed on Exhibit 11.17 (the "BMTS     Contracts"), and

(c)

obligations incurred in the ordinary course of business.

BMTS agrees to indemnify, defend and hold harmless MedClean from any debt, damage, liability or obligation incurred prior to the Closing Date not specifically approved in writing by MedClean or otherwise disclosed in this Agreement (an “BMTS Undisclosed Liability”).  If indemnity is not promptly paid for any BMTS Undisclosed Liability, then the shares to be distributed to BMTS Shareholders in the Merger shall be decreased by the value of any BMTS Undisclosed Liability divided by BMTS Conversion Price.  The provisions of this Section 4.2 shall terminate upon BMTS delivering BMTS Financial Statements showing the absence of any BMTS Undisclosed Liabilities.

4.6

Notification of Certain Matters.  MedClean shall give prompt notice to BMTS and BMTS shall give prompt notice to MedClean of (a) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate when made and (b) any failure of BMTS or MedClean, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

4.7

Further Action.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

4.8

Public Announcements.  MedClean and BMTS shall consult with each other before issuing any press release or other public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

4.9

Cooperation in Securities Filings.  MedClean and BMTS each shall provide such written information regarding its business, its officers, directors and affiliates, as is reasonably required by MedClean for purposes of preparing any notices, reports and other filings with the Securities and Exchange Commission (the “SEC”).  Moreover, following the Closing, the current officers and directors of MedClean shall provide such information as the post-closing management of

MedClean shall reasonably request for the purpose of preparing any notices, reports and other filings by MedClean with the SEC, including but not limited to, in connection with the preparation of any financial statements required to be filed under the Exchange Act or Securities Act by MedClean.

4.10

Additional Documents.  The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement.  If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

4.11

Management Agreement.   Concurrently with the execution of this Agreement, MedClean and BMTS shall execute and deliver a Interim Management Agreement substantially in the form of Exhibit 4.11 hereto, pending consummation of the Merger.

SECTION 5: MERGER CONSIDERATION

5.1

Securities to be issued on Effective Date of Merger.

On the Effective Date of the Merger:

(a)

all issued and outstanding shares of common stock of BMTS (the “BMTS Common Stock”) shall be converted into shares of MedClean Common Stock (the “MedClean Common Stock”) The conversion rate of BMTS Common Stock into the MedClean Common Stock shall be as set forth in Exhibit 5.1(a), attached hereto (the “Exchange Ratio”).  (Note:  The calculation of the Exchange Ratio shall give effect to the MedClean Pre-Closing Actions, and shall be based upon the total of MedClean common stock and stock options and warrants exercisable to purchase shares of MedClean common stock outstanding as of the Effective Date (the “MedClean Fully-Diluted Shares”).  Any changes in the MedClean Fully-Diluted Shares will change the number of shares of MedClean Common Stock to be issued hereunder, such that the MedClean Common Stock issued to the holders of BMTS Common Stock on the Effective Date of the Merger shall represent 60% of the total issued and outstanding shares of MedClean Common Stock immediately following the Merger.

(b)

all options to acquire shares of BMTS Common Stock (collectively, “BMTS Options”) outstanding, if any, whether or not exercisable and whether or not vested, at the Effective Time, shall remain outstanding following the Effective Time.  At the Effective Time, BMTS Options shall, by virtue of the Merger and without any further action on the part of BMTS or the holder thereof, be substituted or assumed by MedClean in such manner that Section 424(a) of the Code or the treatment under Treasury Regulation 1.409A - 1(b)(v)(D) so provides or permits such treatment.  From and after the Effective Time, all references to BMTS in all agreements evidencing BMTS Options, or any plans pursuant to which BMTS Options were issued (“BMTS Plans”), shall be deemed to refer to MedClean, which shall have assumed BMTS Options and BMTS Plans as of the Effective Time by virtue of this Agreement and without any further action.  Each BMTS Option assumed by MedClean (each, a “Substitute Option”) shall be exercisable upon the same terms and conditions as under the applicable agreement evidencing BMTS Options and BMTS Plans, to the extent applicable, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of MedClean Common Stock (rounded down to the nearest whole share) equal to the number of shares of BMTS Common Stock subject to such BMTS Option multiplied by the Exchange Ratio; and (B) the exercise price per share of MedClean Common Stock shall be an amount equal to the exercise price per share of BMTS Common Stock subject to such BMTS Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent).  Such Substitute Option shall otherwise be subject to the same terms and conditions as such BMTS Option.  As soon as practicable after the Effective Time, MedClean shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder’s rights pursuant thereto and such Substitute Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 5.1 after giving effect to the Merger).  MedClean shall comply with the terms of all such Substitute Options.  MedClean shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MedClean Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 5.1.

(c)

 MedClean and BMTS shall cause outstanding warrants or other rights to acquire shares of BMTS Common Stock (“BMTS Rights”) to be exchanged at the Closing for warrants or other rights to acquire shares of MedClean Common Stock.  Each BMTS Right so exchanged (each, a “Substitute Right”) shall be exercisable upon the same terms and conditions as under the applicable agreement evidencing BMTS Right, except that (A) each such Substitute Right shall be exercisable for, and represent the right to acquire, that whole number of shares of MedClean Common Stock (rounded to the nearest whole share) equal to the number of shares of BMTS Common Stock subject to such BMTS Right multiplied by the Exchange Ratio; and (B) the exercise or conversion price per share of MedClean Common Stock shall be an amount equal to the exercise price per share of BMTS Common Stock subject to such BMTS Right in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded downward to the nearest full cent).  MedClean shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MedClean Common Stock for delivery upon exercise of Substitute Rights pursuant to the terms set forth in this Section 5.1.

(d)

The MedClean Common Stock, Substitute Options and Substitute Rights issuable to the security holders of BMTS shall collectively be referred to as the “Merger Securities” or “Merger Consideration”.

(e)

Holders of shares of BMTS Common Stock who have complied with all the requirements for perfecting dissenters' rights, as required under the CBCA, shall be entitled to their rights under the CBCA with respect to such shares (the “Dissenting Shares”). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of MedClean Common Stock to which such holder is then entitled under this Agreement and the CBCA, without interest thereon and upon surrender of the certificate or certificates representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a stockholder who has perfected dissenter's rights for such shares in accordance with the CBCA shall not be converted into MedClean Common Stock pursuant to this Section 5.1.

5.2

Conversion or Cancellation of Shares.   At the Effective Time, the issued and outstanding (a) shares of BMTS Common Stock, (b) BMTS Rights and (c) BMTS Options shall, by virtue of the Merger, be cancelled and converted into the right to receive the Merger Securities as set forth in this Agreement.

5.3

Restricted Securities.

All of the MedClean Common Stock issued under Section 5.1(a) above shall be registered for sale under the Securities Act under and pursuant to the S-4 Registration Statement described in this Agreement. All MedClean Options and Rights issued pursuant to Section 5.1(b) and (c) shall be issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act and shall be restricted securities pursuant to Rule 144 promulgated under the Securities Act.

5.4

Cancellation of MedClean Treasury Stock.

At the Effective Time, each share of MedClean Common Stock, if any, held in MedClean's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

5.5

Cancellation of BMTS Treasury Stock.

At the Effective Time, each share of BMTS Common Stock, if any, held in BMTS's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

5.6

Exchange of Certificates

(a) As promptly as practicable after the Effective Time, MedClean shall make available to Securities Transfer Corporation, the Exchange Agent, the certificates representing the whole shares of MedClean Common Stock issued pursuant to Section 5.1(a) in exchange for outstanding shares of BMTS Common Stock.

(b) The Exchange Agent shall mail on or prior to the Closing Date to each holder of record as of the date 10 business days prior to the Closing Date of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of BMTS Common Stock (and as soon as practicable to stockholders that became holders of BMTS Common Stock subsequent to such date), other than shares to be canceled in accordance with Section 5.1, (i) a letter of transmittal (the “Letter of Transmittal”) in customary form and (ii) instructions for effecting the surrender of the certificates in exchange for certificates representing MedClean Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by MedClean, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor, by the later of (a) ten business days following the Effective Time and (b) ten business days following the surrender of such certificate, a certificate representing that number of whole shares of MedClean Common Stock which such holder has the right to receive pursuant to the provisions of Section 5.1(a), and the certificate so surrendered shall forthwith be canceled.

(c) In the event that any certificates representing shares of BMTS Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder claiming such certificate to be lost, stolen or destroyed, MedClean shall issue in exchange for such lost, stolen or destroyed certificate the shares of MedClean Common Stock that such stockholder is entitled to receive pursuant to Section 5.1(a); provided, however, that MedClean may, in its discretion and as a condition precedent to the issuance thereof, require such stockholder to provide MedClean with a reasonable and customary indemnity agreement against any claim that may be made against MedClean with respect to the certificate alleged to have been lost, stolen or destroyed.

(d) The shares of MedClean Common Stock that each stockholder of the Company shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of BMTS Common Stock surrendered in exchange therefor are registered, it shall be a condition to such exchange that the person requesting such exchange pay to MedClean any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of MedClean that such tax has been paid or is not applicable. Notwithstanding anything to the contrary, neither MedClean nor any other party hereto shall be liable to a holder of shares of BMTS Common Stock for any Merger Consideration delivered to a public official pursuant to applicable law, including abandoned property, escheat and similar laws to the extent required under law to be so delivered.

(e) MedClean or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as MedClean or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of BMTS Common Stock in respect of whom such deduction and withholding were made by MedClean or the Exchange Agent.

5.7

Surrender and Exchange of Option Agreements.  Subject to the provisions of this Agreement, upon the Effective Time, each holder of an BMTS Option (each a “BMTS Option Holder”) representing options in BMTS shall be entitled, upon surrender of such BMTS Option  to MedClean, to receive an equivalent MedClean option agreement substantially in the form of Exhibit 5.7 attached hereto (the MedClean Option Agreement”), pursuant to Section 5.1(c). Until so surrendered, each BMTS Option Agreement which immediately prior to the Effective Time represented options in BMTS Common Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive a MedClean Option Agreement pursuant to Section 5.1(c).  BMTS Option Holder receiving an MedClean Option Agreement pursuant to the terms hereof shall be required to execute any and all documents reasonably requested by MedClean relating to such MedClean Option Agreement.

5.8

Surrender and Exchange of Rights Agreements.  Subject to the provisions of this Agreement, upon the Effective Time, each holder of an BMTS Rights (each a “BMTS Rights Holder”) representing options in BMTS shall be entitled, upon surrender of such BMTS Rights  to

MedClean, to receive an equivalent MedClean option agreement substantially in the form of Exhibit 5.7 attached hereto (the MedClean Rights Agreement”), pursuant to Section 5.1(c). Until so surrendered, each BMTS Rights Agreement which immediately prior to the Effective Time represented options in BMTS Common Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive a MedClean Rights Agreement pursuant to Section 5.1(c).  BMTS Rights Holder receiving an MedClean Rights Agreement pursuant to the terms hereof shall be required to execute any and all documents reasonably requested by MedClean relating to such MedClean Rights Agreement.

5.9

No Further Transfers. On and after the Effective Time, no transfer of the shares of BMTS Common Stock and BMTS Preferred Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of BMTS.

SECTION 6:  CERTAIN EFFECTS OF MERGER

6.1

Effect of Merger. On and after the Effective Time, the separate existence of BMTS shall cease and BMTS shall be merged with and into MedClean, which as the Surviving Corporation shall, consistently with its Articles of Incorporation succeed to, and without other transfer, possess all the rights, privileges, immunities, powers and franchises of public as well as private nature, and be subject to all restrictions, disabilities and duties of BMTS; and all rights, privileges, immunities, powers and franchises of BMTS, and all property, real, personal and mixed, causes of action and every other asset of, and all debts due to BMTS on whatever account as well as stock subscriptions and all other things in action or belonging to BMTS shall vest in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of BMTS, and the title to any real estate vested by deed or otherwise in BMTS, and the title to any real estate vested by deed or otherwise in BMTS shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of BMTS shall be preserved unimpaired, and all debts, liabilities and duties of BMTS shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.  Any action or proceeding pending by or against BMTS may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

6.2

Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider any further deeds, assignments or assurances in law or any other action necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of BMTS acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the intents and purposes of this Agreement, BMTS and BMTS agree that it and its proper officers and directors shall and will execute and deliver, or cause to be executed and delivered, all such property, deeds, assignments and assurances in law and take all other action necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

SECTION 7:  POST-MERGER GOVERNANCE AND COVENANTS

7.1

Articles of Incorporation and Bylaws.   At the Effective Time, the Articles of Incorporation and By-Laws of MedClean as in effect immediately prior to the Effective Time, shall be and continue to be the Articles of Incorporation and By-Laws of MedClean, as the Surviving Corporation, until duly amended in accordance with applicable law.

7.2

Directors, Officers and Employees.

(a)

Directors of MedClean.  Concurrently with the Closing, the Board of Directors of MedClean shall, in accordance with the Delaware General Corporation Law (the “DGCL”) and the Articles of Incorporation and By-Laws of MedClean be reconstituted to consist of five (5) members who initially shall be:

Gex Richardson

Jay S. Bendis

Severt Swenson

John Accardi

A director to be designated by Bluestone Medical Group

(b)

Executive Officers of MedClean. Concurrently with the Closing, the Board of Directors of MedClean shall appoint the following persons to serve as Executive Officers of MedClean in the capacities set forth below until the next regular Annual Meeting of the MedClean Board of Directors or until their successors have been duly elected and qualified in accordance with the DGCL, the Articles of Incorporation and Bylaws of MedClean, or until they have resigned:

Gex Richardson

CEO and Chairman

Cheryl Sadowski

Chief Financial Officer

John Accardi

President

All Executive Officers of MedClean immediately prior to the Effective Time shall tender their resignations in accordance with applicable Legal Requirements.  Such resignations are attached hereto as Exhibit 7.2(b)(i).

(c)

Directors of Biomedical Technology Solutions, Inc.  Immediately after the Effective Time, the Board of Directors of Biomedical Technology Solutions Inc. a Colorado corporation (“BMTS Sub”), a wholly owned subsidiary of BMTS which will, by virtue of the Merger, become a wholly-owned subsidiary of MedClean, shall consist of one (1) person: Gex Richardson.

(d)

Executive Officers of BMTS Sub.  Immediately after the Effective Time, the following persons shall serve as Executive Officers of BMTS Sub in the capacities set forth below until the next regular Annual Meeting of the Board of Directors of BMTS Sub and until their successors have been duly elected and qualified:

Gex Richardson

CEO and President

(e)

Executive Employment Agreements.   Concurrently with the Closing, MedClean shall enter into executive employment agreements with the named executive officers identified in Section 7.2(b) above substantially in the form of Exhibit 7.2(b) hereto.

SECTION 8:  COVENANTS AND CONDITIONS OF CLOSING

8.1

Covenants Regarding the Closing.  The parties hereto hereby covenant and agree that they shall (i) use all commercially reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use all commercially reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use all commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to each other at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated by Sections 8, 9 and 11 hereof (with such additions or exceptions to such items as are necessary to make the statements set forth in such items, accurate in all material respects, provided that if any such additions or exceptions cause any of the conditions to the parties' obligations hereunder as set forth in Sections 8, 9 and 11 hereof not to be fulfilled, such additions and exceptions shall in no way limit the rights of the parties to terminate this Agreement or refuse to consummate the transactions contemplated hereby.)

8.2

Conditions to Obligation of BMTS.  The obligation of BMTS to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of BMTS, subject to the satisfaction by MedClean or waiver by BMTS of each of the following conditions:

(a)

Accuracy of Representations and Warranties.  The representations and warranties made by MedClean in this Agreement shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

(b)

Compliance with Covenants.  All covenants which MedClean is required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

(c)

Corporate Approvals.  Any action required to be taken by the Board of Directors of BMTS or of its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken..

(d)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which MedClean is a party shall require the consent of any person to the Merger or any other transaction provided for herein, such consent shall have been obtained; provided, however, that MedClean shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by BMTS to the extent that such condition otherwise has an adverse effect on BMTS.

(e)

Review and Due Diligence.  At the earlier of the Closing or thirty (30) days from the date hereof, BMTS, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete a satisfactory due diligence investigation of MedClean together with a satisfactory review of MedClean's corporate status and the title to MedClean's property.

(f)

No Governmental Actions.  No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and MedClean shall have delivered to each other certificates dated as of the Closing Date and executed by MedClean, stating that to its Best Knowledge, no such items exist.  No governmental authority shall have taken any other action as a result of which the management of BMTS, in their sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(g)

No Material Adverse Change.  No material adverse change in the business, property or assets of MedClean shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to MedClean has occurred, and MedClean shall have delivered to BMTS certificates dated as of the Closing Date and executed by MedClean to all such effects.

(h)

Update of Contracts.  MedClean shall have delivered to BMTS an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 9.17 and Exhibit 11.17 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of MedClean entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"), attached hereto as Exhibit 8.2(h).  BMTS shall have had the opportunity to review and approve MedClean’s New Contracts, and BMTS shall have the right to delay the Closing for up to ten (10) days if it in their sole discretion deems such delay necessary to enable them to adequately review the MedClean New Contracts.

(i)

Approval of Counsel.  All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by counsel to BMTS.

(j)

No Adverse Information.  The investigations with respect to MedClean, its the assets and the businesses performed BMTS’ professional advisors and other representatives shall not have revealed any information concerning MedClean, its assets or business that has not been made known to BMTS, in writing prior to the date of this Agreement and that, in the reasonable opinion of BMTS and its advisors, materially and adversely affects the business or assets of MedClean or the viability of the transaction contemplated by this Agreement.

(k)

Ordinary Course of Business.  During the period from the date of this Agreement until the Closing Date, with the exception of the Interim Management Agreement, MedClean shall have carried on its business in the ordinary and usual course, and shall have delivered to BMTS a certificate to that effect.

(l)

Liens.  MedClean shall have delivered to BMTS a reasonably current lien and judgment search (both state and county levels in each jurisdiction where BMTS are qualified to or are doing business or own material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of MedClean’s business or assets.  Each and every lien or encumbrance of any nature, if any, relating to the assets, business or the shares of common stock of MedClean shall have been terminated and released, and proof thereof delivered to BMTS.

(m)

Other Documents.  MedClean shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as BMTS or its attorneys may have reasonably requested.

(n)

Governmental and Regulatory Approvals.  BMTS shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, all regulatory approvals necessary for MedClean to conduct business in the ordinary course in each jurisdiction where such approval may be required and the failure to obtain such approval would cause a material adverse affect to the financial condition, business or operations of MedClean

(o)

Compliance with Securities Laws.  MedClean shall have undertaken all actions necessary or advisable to consummate the Merger in conformity with all Governmental and Legal Requirements including, without limitation, applicable federal and state securities laws. Without limiting the foregoing, the Form S-4 Registration Statement shall have been declared effective by the SEC and the issuance of the Merger Securities shall have been qualified in all states and other jurisdictions where such qualification is necessary.

(p)

Appraisal Rights and/or Dissenters' Rights.  At or prior to Closing, no beneficial owner of the issued and outstanding shares of BMTS Common Stock or MedClean Common Stock shall have exercised or shall have given notice to BMTS or MedClean of their intent to exercise any rights under applicable state law, if any, to dissent from the Merger or obtain the payment of the fair market value of such shares of BMTS Common Stock or MedClean Common Stock, as the case may be, in lieu of participating in the Merger in accordance with the terms and subject to the conditions set forth herein.

(q)

Financial Advisory Fees.  At or prior to Closing, all obligations or commitments of MedClean to its financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to BMTS, and BMTS shall each have received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem commercially reasonable, necessary or advisable.

(r)

Compliance with Sections 5 and 17 of the Securities Act.  The Board of Directors of BMTS shall be satisfied that consummation of the Merger is in compliance with the provisions of Sections 5 and 17 of the Securities Act.

(s)

MedClean and BMTS Pre-Closing Actions.   MedClean and BMTS shall have completed their respective Pre-Closing Actions on terms acceptable to both parties.

8.3

Conditions to Obligation of MedClean.  The obligations of MedClean to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of MedClean, subject to the satisfaction by BMTS or waiver by MedClean of each of the following conditions:

(a)

Accuracy of Representations and Warranties.  The representations and warranties made by BMTS in this Agreement shall be correct in all material respects on and as of the Closing date with the same force and effect as though such representations and warranties had been made on the Closing date.

(b)

Compliance with Covenants.  All covenants which BMTS are required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

(c)

Corporate Approvals.  Any action required to be taken by the Board of Directors of MedClean or of its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(d)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which BMTS are a party shall require the consent of any person to the Merger or any other transaction provided for herein, such consent shall have been obtained; provided, however, that BMTS shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by MedClean to the extent that such condition otherwise has an effect on MedClean or BMTS.

(e)

Review and Due Diligence.  MedClean and its legal counsel and/or auditors shall have had the opportunity to complete a satisfactory due diligence investigation of BMTS, together with a satisfactory review of BMTS’ corporate status, the marketability of title to BMTS’ property, and compliance with all reporting requirements imposed by or on account of any federal or state securities laws or regulations.

(f)

No Governmental Actions.  No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and BMTS shall have delivered to MedClean certificates dated as of the Closing Date and executed by BMTS, stating that to BMTS’ Best Knowledge, no such items exist.  No governmental authority shall have taken any other action as a result of which the management of MedClean, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(g)

No Material Adverse Change.  No material adverse change in the business, property or assets of BMTS shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to BMTS has occurred, and BMTS shall have delivered to MedClean certificates dated as of the Closing Date and executed by the Acquiring Parties to all such effects.

(h)

Update of Contracts.  BMTS shall have delivered to MedClean an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 9.17 and Exhibit 11.17 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of BMTS entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"), attached hereto as Exhibit 8.3(h).  MedClean shall have had the opportunity to review BMTS New Contracts, and MedClean shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review BMTS New Contracts.

(i)

Approval of Counsel.  All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by legal counsel and tax advisors to MedClean.

(j)

No Adverse Information.  The investigations with respect to BMTS, the assets and their respective businesses performed by MedClean’s professional advisors and other representatives shall not have revealed any information concerning MedClean, its assets or business that has not been made known to BMTS, in writing prior to the date of this Agreement and that, in the opinion of MedClean and their advisors, materially and adversely affects the business or assets of BMTS or the viability of the transaction contemplated by this Agreement.

(k)

Ordinary Course of Business.  During the period from the date of this Agreement until the Closing Date, BMTS shall have carried on their business in the ordinary and usual course, and shall have delivered to MedClean a certificate to that effect

(l)

Liens.  BMTS shall have delivered to MedClean a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of BMTS’ business or assets.  Each and every lien or encumbrance of any nature, if any, relating to the assets, business, or the shares of common stock of BMTS shall have been terminated and released, and proof thereof delivered to MedClean

(m)

Other Documents.  BMTS shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as MedClean or its attorneys may have reasonably requested.

(n)

Governmental and Regulatory Approvals.  MedClean shall have obtained evidence, in form and substance satisfactory to MedClean, that there have been obtained all consents,

approvals and authorizations required by this Agreement, including, without limitation, all regulatory approvals necessary for BMTS to conduct business in the ordinary course in each jurisdiction where such approval may be required.

(o)

Compliance with Securities Laws.  MedClean shall have undertaken all actions necessary or advisable to consummate the Merger in conformity with all Governmental and Legal Requirements including, without limitation, applicable federal and state securities laws. Without limiting the foregoing, the Form S-4 Registration Statement shall have declared effective by the SEC and the issuance of the Merger Securities shall have been qualified in all states and other jurisdictions where such qualification is necessary.

(p)

Financial Advisory Fees.  At or prior to Closing, all obligations or commitments of BMTS to its financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to MedClean, and MedClean shall have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as MedClean may deem reasonable, necessary or advisable.

(q)

Compliance with Sections 5 and 17 of the Securities Act.  The Board of Directors of MedClean shall be satisfied that consummation of the Merger and the issuance of the Merger Securities is compliance with the provisions of Sections 5 and 17 of the Securities Act.

(r)

MedClean and BMTS Pre-Closing Actions.   MedClean and BMTS shall have completed their respective Pre-Closing Actions on terms acceptable to both parties.

8.4

Specific Items to be Delivered at the Closing. The parties shall deliver the following items to the appropriate party(ies) at the Closing.

(a)

To be delivered by MedClean (in duplicate original, except where stated):

(i)

Copy of corporate resolutions authorizing the execution of this Agreement, and the consummation by MedClean of the transactions contemplated by this Agreement;

(ii)

A certificate of the Chief Executive Officer of MedClean, in the form attached hereto as Exhibit 8.4(a)(ii), stating that the representations and warranties of MedClean set forth in this Agreement are true and correct.  Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(iii)

A certificate dated the Closing Date, signed by both the Chief Executive Officer and the Chief Financial Officer of MedClean, in the form attached hereto as Exhibit 8.4(a)(iii), certifying that all conditions precedent set forth in this Agreement to the obligations of

MedClean to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date;

(iv)

A certificate(s) dated the Closing Date, signed by the Secretary of MedClean, in the form attached hereto as Exhibit 8.4(a)(iv), certifying (A) resolutions duly adopted by the Board of Directors and Shareholders of MedClean, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (B) the names and incumbency of the officers of MedClean who are empowered to execute the foregoing documents for and on behalf of such company; (C) the authenticity of copies of the Articles of Incorporation and Bylaws of MedClean; and (D) the authenticity of a reasonably current Certificate of Good Standing of MedClean, from all jurisdictions in which MedClean is qualified to conduct business;

(v)

Certificate of Merger in proper form as attached hereto as Exhibit 8.4(a)(vi), to be filed with the Secretary of State of Delaware in such form as may be required to consummate the Merger as of the Effective Time;

(vi)

Certificates representing the MedClean Rights, which certificates shall be issued in the names of BMTS Rights holders, in proportion of their ownership of BMTS Rights in accordance with the conversion ratios set forth on Exhibit 5.1 hereto;

(vii)

Option Agreements representing the MedClean Options, which Option Agreements shall be issued in the names of each BMTS Option Holder and in the amounts as provided for in Section 5.1, such Option Agreements shall be in the form attached hereto as Exhibit 8.4(b)(ii);

(viii)

Certificates representing shares of MedClean Common Stock, which certificates shall be issued in the names of each BMTS Common Stock holder that is participating in the Merger and not exercising dissenters’ rights.

(ix)

All other such documents, instruments, and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, which documents, instruments and materials shall be satisfactory in form and substance to Buyer’s counsel.

(b)

To be delivered by BMTS (in duplicate original, except where stated):

(i)

Intentionally omitted.

(iii)

A certificate of the President of each of BMTS, in the form attached hereto as Exhibit 8.4(b)(iii), stating that the representations and warranties of BMTS set forth in this Agreement are true and correct.  Said certificates shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(iv)

Copy of corporate resolutions authorizing the execution of this Agreement and the consummation by BMTS of the transactions contemplated by this Agreement, including, but not limited to, the issuance of the Merger Securities in the amounts and manner set forth in Section 5.1 above;

(v)

A certificate dated the Closing Date, signed by the Chief Executive Officers and the Chief Financial Officers of both BMTS Companies, in the form attached hereto as Exhibit 8.4(b)(v), certifying that all conditions precedent set forth in this Agreement to the obligations of BMTS to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date;

(vi)

Certificates dated the Closing Date, in the form attached hereto as Exhibit 8.4(b)(vi), signed by the Secretaries of BMTS, (A) certifying resolutions duly adopted by the Board of Directors of BMTS, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (B) certifying the names and incumbency of the officers of BMTS who are empowered to execute the foregoing documents for and on behalf of such company; (C) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of BMTS; and (iv) certifying the authenticity of a  reasonably current Certificate  of Good  Standing, from all jurisdictions  in which BMTS are qualified to conduct business;

(vii)

A Statement of Merger in the form of Exhibit 8.4(a)(vi), to be filed with the Secretary of State of Colorado in such form as may be required to consummate the Merger as of the Effective Time;

(viii)

All other such documents, instruments, and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, which documents, instruments and materials shall be satisfactory in form and substance to BMTS’ counsel.

SECTION 9:  REPRESENTATIONS AND WARRANTIES OF MEDCLEAN

As a material inducement to BMTS to enter into this Agreement and with the understanding and expectations that BMTS will be relying thereon in consummating the Merger contemplated hereunder, MedClean hereby represents and warrants as follows:

9.1

Organization and Standing.  MedClean is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

9.2

Subsidiaries, Etc.  MedClean does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise.

9.3

Qualification.  MedClean is not qualified to engage in business as a foreign corporation in any state, and there is no other jurisdiction wherein the character of the properties presently owned by MedClean or the nature of the activities presently conducted by MedClean makes necessary the qualification, licensing or domestication of MedClean as a foreign corporation.

9.4

Corporate Authority.  Except as set forth on Exhibit 9.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by MedClean with any on the provisions hereof will:

(a)

Conflict with or result in a breach of any provision of MedClean's Articles of Incorporation or By-Laws or similar documents of MedClean;

(b)

Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which MedClean is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by MedClean prior to the Closing Date or the obtaining of which shall have been waived by BMTS; or

(c)

Violate any order, writ, injunction, decree or, to MedClean's Best Knowledge, any statute, rule or regulation applicable to MedClean or any of its properties or assets.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery by MedClean of this Agreement or the consummation by MedClean of the transactions contemplated hereby, except for the approvals specifically referenced in Sections ___ and ___.

9.5

Financial Information.  In connection with the investigations performed by BMTS, MedClean furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by BMTS and their auditors necessary to undertake the completion of the audited financial examinations.  MedClean represents and warrants that any and all such information furnished in connection with the conduct of such investigations and audits shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operation of the business for the respective periods covered by the audits.

9.6

Capitalization of MedClean.  The authorized capital stock of MedClean consists of 3,500,000,000 shares of MedClean common stock, $0.0001 par value, of which 23,649,888 shares are issued and outstanding and 60,000,000 shares of MedClean preferred stock, of which 51 shares of Series D Preferred Stock, with a par value of $0.0001 per share are issued and outstanding, without giving effect to the MedClean Pre-Closing Actions. All issued and outstanding shares of MedClean Common Stock and MedClean Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of any liens, encumbrances, claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. The issuance of the Merger Securities pursuant to this Agreement have been duly approved by the Directors of MedClean and will, upon their issuance, have been validly issued and will be fully paid and non-assessable, free and clear of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. Other than the MedClean Stock Options described in Section 5.1(c) hereof, there are no other outstanding rights, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which MedClean is or may become obligated to issue any shares of its capital stock of any kind.  There are no voting trusts, stockholder agreements, or other voting arrangements to which MedClean is a party or, to the Best Knowledge of MedClean, to which any of MedClean’s stockholders is a party or bound.

9.7

Taxes.  Except as set forth in Exhibit 9.7, attached hereto:

(a)

MedClean has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

(b)

MedClean has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation.  MedClean is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date.  There are no present disputes as to taxes of any nature payable by MedClean.

9.8

No Actions, Proceeding, Etc.  There is no action or proceeding (whether or not purportedly on behalf of MedClean) pending or to its Best Knowledge threatened by or against MedClean which might result in any material adverse change in the condition, financial or otherwise, of MedClean 's business or assets.  No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does, nor may result in, any material adverse change in MedClean 's assets or properties or in the financial condition or the business of MedClean.  Except for liabilities referred to in the attached Exhibit 9.8, MedClean is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

9.9

Post Balance Sheet Changes.  Except as set forth on the attached Exhibit 9.9 or as set forth in or contemplated by this Agreement, since the date of the most recent balance sheet, MedClean has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business (including licensing and related agreements); (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which are material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

9.10

No Breaches.  Except as set forth on the attached Exhibit 9.10, MedClean is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which MedClean is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause MedClean to violate any applicable statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which MedClean is, was or may be bound or to which any of MedClean's assets are subject.

9.11

Condition of the Corporation's Assets.  Except as set forth on Exhibit 9.11, MedClean's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole.  Except as disclosed on Exhibit 9.11, no person other than MedClean (including any officer or employee of MedClean) has any proprietary interest in any know-how or other intangible assets used by MedClean in the conduct of its business.

9.12

Corporate Acts and Proceedings.  This Agreement has been duly authorized by all necessary corporate action on behalf of MedClean, has been duly executed and delivered by an authorized officer of MedClean, and is a valid and binding Agreement on the part of MedClean that is enforceable against MedClean in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

9.13

Registered Rights and Proprietary Information.

(a)

Exhibit 9.13 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to MedClean with respect to the foregoing, both domestic and foreign, claimed by MedClean or used or proposed to be used by MedClean in the conduct of its business (collectively herein, "MedClean Registered Rights").  Exhibit 9.13 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "MedClean Proprietary Information").  Except as described in Exhibit 9.13 hereto, MedClean is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any MedClean Registered Right or MedClean Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

(b)

Except as described in Exhibit 9.13 hereto, to the Corporation's Best Knowledge, MedClean owns and has the unrestricted right to use the MedClean Registered Rights and MedClean Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by MedClean or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others.  As soon as practicable following the execution of this Agreement, and except as described in Exhibit 9.13 hereto, MedClean agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of MedClean and others with access to or knowledge of the MedClean Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the MedClean Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

(c)

Except as described in Exhibit 9.13 hereto, MedClean has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any MedClean Proprietary Information, including without limitation any MedClean Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it.  Exhibit 9.13 contains a true and complete list and description of all licenses of MedClean Proprietary Information granted to MedClean by others or to others by the Corporation.  Except as described in Exhibit 9.13 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of MedClean in respect of any MedClean Proprietary Information used in the conduct of its business.

(d)

Except as described in Exhibit 9.13 hereto, MedClean owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the MedClean Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the MedClean Registered Rights and the MedClean Proprietary Information.  To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by MedClean of any products or interests subject to the MedClean Registered Rights or making use of MedClean Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 9.13 hereto, to the knowledge of MedClean after due inquiry no facts or circumstances exist that could result in the invalidation of any of the MedClean Registered Rights.

9.14

No Liens or Encumbrances.  Except as described on Exhibit 9.14, MedClean has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for liens in favor of the holders of the MedClean Shareholder Notes and the lien in favor of BMTS

9.15

Employee Matters.  Exhibit 9.15, attached hereto, contains a true, complete and accurate list of all employees of MedClean and the remuneration of each (including wages, salaries and fringe benefits).  MedClean has no information or facts indicating that any employee listed on Exhibit 9.15 intends to terminate his/her employment relationship with MedClean prior or subsequent to the Closing Date, except as may be required by this Agreement.  Except as specifically described on Exhibit 9.15, MedClean has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal.  MedClean does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA.  To the Best Knowledge of MedClean, MedClean has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither MedClean nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of MedClean.  MedClean is not a party to any collective bargaining or other union agreement.  MedClean has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on MedClean, its business or assets.  Except as set forth in Exhibit 9.15, MedClean has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of MedClean used in connection with its business, and between the date of this Agreement and the Closing Date, MedClean will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of MedClean used in the conduct of its business, without the prior written consent of all parties hereto.

9.16

Legal Proceedings and Compliance with Law.  Except as set forth on Exhibit 9.16, MedClean has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to MedClean which might result in the aggregate in money damages payable by MedClean in excess of insurance coverage or which might result in a permanent injunction against MedClean.  MedClean has substantially complied with, and is not in default in any respect under any applicable laws, ordinances, requirements, regulations, or orders applicable to the business of MedClean, the violation of which might materially and adversely affect it.  MedClean is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of MedClean.

9.17

Contract Schedules.  Attached as Exhibit 9.17 hereto is an accurate list of the following:

(a)

All contracts, leases, agreements, covenants, licenses, instruments or commitments of MedClean pertaining to the business of MedClean calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of MedClean, including, without limitation, the following:

(i)

Licenses and contracts held in the ordinary course of business;

(ii)

Executory contracts for the purchase, sale or lease of any assets;

(iii)

Management or consulting contracts;

(iv)

Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

(v)

Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

(vi)

All sales, agency, distributorship or franchise agreements; and

(vii)

Any other contracts not in the ordinary course of business.

(b)

All labor contracts, employment agreements and collective bargaining agreements to which MedClean is a party.

(c)

All instruments evidencing any liens or security interest securing any indebtedness of MedClean covering any asset of MedClean.

(d)

All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of MedClean.

(e)

Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of MedClean.

Except as set forth in Exhibit 9.17, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by MedClean, or to MedClean's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by MedClean or by any other party to the contracts.

9.18

Labor Matters.  There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of MedClean or any of its agent or employees, threatened against MedClean.

9.19

Insurance.  MedClean maintains no insurance coverage on its assets and business.

9.20

Environmental.  Except as disclosed on Exhibit 9.20, MedClean has never owned or operated any real property except for leased office space:

(a)

To the Best Knowledge of MedClean, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by MedClean (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

(b)

To the Best Knowledge of MedClean, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

(c)

MedClean is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

(d)

MedClean has not received any written notice and has no actual knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

(e)

To the Best Knowledge of MedClean, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance.  MedClean further agrees and covenants that MedClean will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

(f)

There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to MedClean's Best Knowledge, threatened, against MedClean, and MedClean knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to MedClean's compliance with environmental laws, regulations, rules, guidelines and ordinances.

For purposes of this Section 9.20, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any Texas state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith.  For purposes of this Section 9.20, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance:  (A) fuel oil and natural gas for heating, (B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

9.21

Disclosure of Information.  MedClean represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals.  MedClean represents and warrants that, to its Best Knowledge, (a) there exists no material information concerning MedClean which has been requested but not been disclosed to or made available to BMTS and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (b) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

9.22

Representations and Warranties.  The representations and warranties of MedClean contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.  Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of BMTS and shall not be deemed merged in any document or instruction so executed and/or delivered by MedClean or BMTS.

9.23

Absence of Questionable Payments.  To the Best Knowledge of MedClean, neither MedClean, nor any director, officer, agent, employee or other person acting on MedClean’s behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

9.24

SEC Documents; Financial Statements.  As of their respective dates, all of MedClean's reports, statements and other filings with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of MedClean included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of MedClean as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  MedClean has disclosed publicly all information which, according to law, rule or regulation, should have been so disclosed.

9.25

Leased Real Property.

(a)

MedClean has a valid leasehold interest in the premises located at 57 S Commerce Way, Suite 310, Bethlehem, PA 18017 (the “Premises”) at the time of Closing which comprises all of the real property used or intended to be used in the Business of MedClean; and MedClean is not a party to any agreement or option to purchase any real property or interest therein.

(b)

All leasehold improvements are in good condition and repair and sufficient for the operation of the Business of MedClean. There are no facts or conditions affecting any of the leasehold improvements that could, individually or in the aggregate, result in a Material Adverse Effect.

(c)

To the Best Knowledge of MedClean, there is no injunction, decree, order, writ, or judgment outstanding, or any claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Premises or any portion thereof, or the operation of the Business of MedClean as currently conducted thereon.

(d)

To the Best Knowledge of MedClean, the Premises are in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws and Legal Requirements, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Premises. No Seller has received any notice of violation of any such Legal Requirements and, to the Best Knowledge of MedClean, there is no basis for the issuance of any such notice or the taking of any action for such violation.

(e)

Use of the Premises for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to “permitted nonconforming” use or structure classifications.

(f)

None of the Premises or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

9.26

Warranties and Products; Products Liability.  Exhibit 9.26 hereto sets forth a complete and accurate description of any and all warranties provided by MedClean to their customers in connection with the Business.  To the Best Knowledge of MedClean, MedClean has not sold, or received written notice of, any product or group of products, service or type of services which are defective or nonconforming to any warranties, contractual requirements or covenants expressly made with respect to them by MedClean to its customers which have not been repaired, replaced, or corrected prior to the Closing.  To MedClean’s Best Knowledge, MedClean is not subject to any known asserted claims for Liability on account of products sold or services rendered which are not fully covered, including all costs of defense and investigation related to such claims, by its or its vendors’ general liability or product liability insurance policies.

SECTION 10:

 COVENANTS OF MEDCLEAN

10.1

Preservation of Business.  Until Closing, MedClean shall use its best efforts to cause MedClean to:

(a)

Preserve intact the present business organization of MedClean;

(b)

Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

(c)

Preserve and protect the goodwill and advantageous relationships of MedClean with its customers and all other persons having business dealings with MedClean;

(d)

Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of MedClean; and

(e)

Comply with all laws applicable to the conduct of its business.

10.2

Ordinary Course.  Until Closing, MedClean shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property.  Without limiting the foregoing, except as provided for in this Agreement, MedClean shall not, with respect to MedClean without the prior written consent of BMTS:

(a)

Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business; or

(b)

Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

10.3

Negative Covenants.  Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until BMTS otherwise consents in writing, MedClean will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of MedClean's business or materially and adversely change the total dollar valuation of such inventories, other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (i) enter into any transactions or series of transactions other than in the ordinary course of business; (j) amend or propose to amend its Articles of Incorporation except for amending the Articles of Incorporation for the filing of the Certificate of Designations,

Preferences and Rights of Class A Convertible Preferred Stock in the form of Exhibit 5.1(b)(ii); (k) amend or propose to amend MedClean’s By-Laws; (l) make any change in accounting methods, principles or practices; (m) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person; (n) enter into or amend any material contract or agreement other than in the ordinary course of business; (o) make any tax election; (p) permit any material insurance policy to be canceled or terminated, except in the ordinary course of  business; (q) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (r) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (s) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (t) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown on Exhibit 4.1 and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

10.4

Additional Covenants.

(a)

MedClean will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of MedClean or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if MedClean shall have set aside on its books adequate reserves therefor; and provided, further, that MedClean will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.  MedClean will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of MedClean;

(b)

MedClean will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and MedClean will at all times comply with the provisions of all material leases to which MedClean is a party or under which MedClean occupies property so as to prevent any loss or forfeiture thereof or thereunder;

(c)

MedClean will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

(d)

MedClean will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

(e)

MedClean shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by MedClean and deemed by MedClean to be necessary to the conduct of its business;

(f)

MedClean will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

(g)

MedClean shall deliver to BMTS copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

10.5

Access to Books and Records, Premises, Etc.  From the date of this Agreement through the Closing Date, MedClean will grant BMTS and their authorized representatives reasonable access during normal business hours to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with MedClean's business relationships for purposes of enabling BMTS to fully investigate the business of MedClean.

10.6

Compensation.  Except as contemplated by this Agreement, MedClean shall not enter into or agree to enter into any employment contract or agreement for employment, consulting, professional, or other services or otherwise modify any compensation arrangement or agreement previously in effect.

10.7

No Solicitation.

(a)

Subject to MedClean’s fiduciary duties to its shareholders, MedClean shall not, nor shall it authorize or permit any officer, director or employee of MedClean to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of MedClean, shall be deemed to be a breach of this Section 10.7(a) by MedClean.  For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving MedClean or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of MedClean, other than the transactions contemplated by this Agreement.

(b)

Subject to MedClean’s fiduciary duties to its shareholders, except upon a material breach of this Agreement by BMTS or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of MedClean nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to BMTS, the approval or recommendation by such Board of Directors of Agreement or the Exchange nor (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

(c)

MedClean promptly shall advise BMTS orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry.  MedClean will keep BMTS fully informed of the status and details of any such takeover proposal or inquiry.

(d)

The provisions of this Section 10.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of MedClean to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

10.8

Delivery of Additional Filings; Additional Access.  Following the execution of this Agreement and until the Closing Date, MedClean shall provide BMTS with copies of any and all reports, filings, notices or other information which MedClean may prepare and file with or receive from the Commission, FINRA or any other regulatory authority, (and shall give BMTS an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which MedClean or any subsidiary is a party or otherwise involved.

SECTION 11:

REPRESENTATIONS AND WARRANTIES OF BMTS

As a material inducement to MedClean to enter into this Agreement and with the understanding and expectation that MedClean will be relying thereon in consummating the Merger contemplated hereunder, BMTS represents and warrants as follows:

11.1

Organization and Standing.  BMTS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own their assets and properties and to carry on their businesses as they are now being conducted.

11.2

Subsidiaries, etc.  BMTS Sub is a subsidiary of and is wholly owned by BMTS.  Other than its ownership interest in BMTS Sub and as set forth on Exhibit 11.2, BMTS has no direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. BMTS does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise, and, at the Effective Time, will have no assets and no liabilities.

11.3

Qualification.  BMTS is not qualified to engage in business as foreign corporations in any state except that BMTS is qualified to do business in the state of Colorado, and there is no other jurisdiction wherein the character of the properties presently owned by BMTS or the nature of the activities presently conducted by BMTS make necessary the qualification, licensing or domestication of BMTS as foreign corporations.

11.4

Corporate Authority.  Except as set forth on Exhibit 11.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by BMTS with any on the provisions hereof will:

(a)

Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of BMTS;

(b)

Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BMTS is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by BMTS prior to the Closing Date or the obtaining of which shall have been waived by the MedClean; or

(c)

Violate any order, writ, injunction, decree or, to BMTS' Best Knowledge, any statute, rule or regulation applicable to BMTS or any of their properties or assets.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery by BMTS of this Agreement or the consummation by BMTS of the transactions contemplated hereby, except for possible notice under plant closing laws.

11.5

Intentionally Omitted.

11.6

Capitalization of BMTS.

(a)

The authorized capital stock of BMTS consists entirely of 100,000,000 shares of common stock having a par value of $.001 per share, and 10,000,000 shares of Preferred Stock having a par value of $.001 per share (the “BMTS Preferred Stock”).  As of July 31, 2013, there were a total of 32,863,808 shares of Common Stock issued and outstanding and 40,000 shares of Series A Preferred Stock issued and outstanding, without giving effect to BMTS Pre-Closing Actions. All issued outstanding shares of BMTS's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, free and clear of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws and are not subject to pre-emptive rights. Except for as set forth in Exhibit 11.6(a), there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of BMTS's capital stock, equity securities, debt or other securities convertible into stock or equity securities of BMTS.  As of the date of this Agreement, there are no outstanding contractual obligations of BMTS to repurchase, redeem or otherwise acquire any shares of capital stock of BMTS.  There are no voting trusts, stockholder agreements or other voting arrangements to which BMTS is a party or, to the Best Knowledge of BMTS, to which any of BMTS common stockholders is a party or bound.

11.7

Taxes.  Except as set forth in Exhibit 11.7:

(a)

BMTS has filed (or have obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by them, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

(b)

BMTS has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation.  BMTS are not currently undergoing any audit conducted by any taxing authority and have received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date.  There are no present disputes as to taxes of any nature payable by BMTS.

11.8

No Actions, Proceedings, Etc.  Except as listed on the attached Exhibit 11.8, there is no action or proceeding (whether or not purportedly on behalf of BMTS) pending or to their knowledge threatened by or against BMTS, which might result in any material adverse change in the condition, financial or otherwise, of BMTS' businesses or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in BMTS' assets or properties or in the financial condition or the businesses of BMTS. BMTS are not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

11.9

Post Balance Sheet Changes.

(a)

Except as set forth on Exhibit 11.9(a) and as contemplated by this Agreement, since the date of BMTS’s latest publicly available financial statements, BMTS has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock, including but not limited to any options or warrants to purchase any securities of BMTS or any securities convertible into capital stock of BMTS; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

11.10

No Breaches.  Except as set forth on Exhibit 11.10, BMTS are not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which BMTS are a party or by which their assets are bound; nor will the consummation of the transactions contemplated hereby cause BMTS to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which BMTS are, were or may be bound or to which any of BMTS' assets are subject.

11.11

Condition of BMTS’ Assets.  Except as set forth on Exhibit 11.11, BMTS’ assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole.  Except as disclosed on Exhibit 11.11, no person other than BMTS (including any officer or employee of the Acquiring companies) has any proprietary interest in any know-how or other intangible assets used by BMTS in the conduct of their businesses.

11.12

Corporate Acts and Proceedings.  This Agreement has been duly authorized by all necessary corporate action on behalf of BMTS, have been duly executed and delivered by authorized officers of BMTS, and is a valid and binding Agreement on the part of BMTS that is enforceable against BMTS in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.  All corporate action necessary to issue and deliver to the Merger Securities has been taken or will be taken prior to Closing.

11.13

Registered Rights and Proprietary Information.

(a)

Exhibit 11.13 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to BMTS with respect to the foregoing, both domestic and foreign, claimed by BMTS or used or proposed to be used by BMTS in the conduct of their business (collectively herein, "BMTS’ Registered Rights").  Exhibit 11.13 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "BMTS’ Proprietary Information").  Except as described in Exhibit 11.13 hereto, BMTS are not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any BMTS’ Registered Right or BMTS’ Proprietary Information with respect to the use thereof in the conduct of their business or otherwise.

(b)

Except as described in Exhibit 11.13 hereto, to BMTS’ Best Knowledge, BMTS own and have the unrestricted right to use BMTS’ Registered Rights and BMTS’ Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by BMTS or relating to the conduct or proposed conduct of their business free and clear of any right, title, interest, equity or claim of others.  As soon as practicable following the execution of this Agreement, and except as described in Exhibit 11.13 hereto, BMTS agree to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of BMTS and others with access to or knowledge of BMTS’ Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, BMTS’ Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

(c)

Except as described in Exhibit 11.13 hereto, BMTS has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any BMTS’ Proprietary Information, including without limitation any BMTS’ Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by them.  Exhibit 11.13 contains a true and complete list and description of all licenses of BMTS’ Proprietary Information granted to BMTS by others or to others by BMTS.  Except as described in Exhibit 11.13 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of BMTS in respect of any BMTS’ Proprietary Information used in the conduct of their business.

(d)

Except as described in Exhibit 11.13 hereto, BMTS owns and on the Closing Date shall own, have and shall have, holds and shall hold, exclusively all right, title and interest in BMTS’ Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and have and shall have the exclusive right to bring action for the infringement of BMTS’ Registered Rights and BMTS’ Proprietary Information.  To the Best Knowledge of BMTS, the marketing, promotion, distribution or sale by BMTS of any products or interests subject to BMTS’ Registered Rights or making use of BMTS’ Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by BMTS. Except as described in Exhibit 11.13 hereto, to the knowledge of BMTS after due inquiry no facts or circumstances exist that could result in the invalidation of any of BMTS’ Registered Rights.

11.14

No Liens or Encumbrances.  Except as set forth in Exhibit 11.14, BMTS has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of their businesses, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for such property and assets as may be leased by BMTS.

11.15

Employee Matters.  Exhibit 11.15, attached hereto, contains a true, complete and accurate list of all employees of BMTS and the remuneration of each (including wages, salaries and fringe benefits).  BMTS has no information or facts indicating that any employee listed on Exhibit 11.15 intends to terminate his/her employment relationship with BMTS prior or subsequent to the Closing Date, except as may be required by this Agreement.  Except as specifically described on Exhibit 11.15, BMTS has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal.  BMTS does not now and have never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA.  To the Best Knowledge of BMTS, BMTS has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither BMTS nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of BMTS.  BMTS is not a party to any collective bargaining or other union agreement.  BMTS has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on BMTS, their business or assets.  Except as set forth in Exhibit 11.15, BMTS has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of BMTS used in connection with its business, and between the date of this Agreement and the Closing Date, BMTS will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of BMTS used in the conduct of its business, without the prior written consent of all parties hereto.

11.16

Legal Proceedings and Compliance with Law.  Except as set forth on Exhibit 11.16, BMTS has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to BMTS which might result in the aggregate in money damages payable by BMTS in excess of insurance coverage or which might result in a permanent injunction against BMTS.  BMTS has substantially complied with, and are not in default in any respect under any applicable laws, ordinances, requirements, regulations, or orders applicable to the business of BMTS, the violation of which might materially and adversely affect them.  BMTS are not parties to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of BMTS.

11.17

Contract Schedules.  Attached as Exhibit 11.17 hereto is an accurate list of the following:

(a)

All contracts, leases, agreements, covenants, licenses, instruments or commitments of BMTS pertaining to the business of BMTS calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of BMTS, including, without limitation, the following:

(i)

Licenses and contracts held in the ordinary course of business;

(ii)

Executory contracts for the purchase, sale or lease of any assets;

(iii)

Management or consulting contracts;

(iv)

Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

(v)

Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

(vi)

All sales, agency, distributorship or franchise agreements; and

(vii)

Any other contracts not in the ordinary course of business.

(b)

All labor contracts, employment agreements and collective bargaining agreements to which BMTS is a party.

(c)

All instruments evidencing any liens or security interest securing any indebtedness of BMTS covering any asset of BMTS.

(d)

All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of BMTS.

(e)

Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of BMTS.

Except as set forth in Exhibit 11.17, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by BMTS, or to BMTS’ knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by BMTS or by any other party to the contracts.

11.18

Labor Matters.  There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of BMTS or any of their agent or employees, threatened against BMTS.

11.19

Insurance.  BMTS maintains no insurance coverage on their assets and business.

11.20

Environmental.  Except as disclosed on Exhibit 11.20:

(a)

To the Best Knowledge of BMTS, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by BMTS (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

(b)

To the Best Knowledge of BMTS, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

(c)

BMTS are not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

(d)

BMTS has not received any written notice and has no actual knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

(e)

To the Best Knowledge of BMTS, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance.  BMTS further agrees and covenants that BMTS will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

(f)

There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to BMTS’ Best Knowledge, threatened, against BMTS, and BMTS know of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to BMTS’ compliance with environmental laws, regulations, rules, guidelines and ordinances.

For purposes of this Section 11.20, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any Texas state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith.  For purposes of this Section 11.20, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance:  (A) fuel oil and natural gas for heating, (B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

11.21

Disclosure of Information.  BMTS represents and warrants that all statements, data and other written information provided by them to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals.  BMTS represents and warrants that, to its Best Knowledge, (a) there exists no material information concerning BMTS which has been requested but not been disclosed to or made available to MedClean and its representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (b) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

11.22

Representations and Warranties.  The representations and warranties of BMTS contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.  Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for a period of eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of BMTS and shall not be deemed merged in any document or instruction so executed and/or delivered by BMTS.

11.23

Absence of Questionable Payments.  To the Best Knowledge of BMTS, neither BMTS, nor any director, officer, agent, employee or other person acting on any their behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

11.24

Warranties and Products; Products Liability.  Exhibit 9.26 hereto sets forth a complete and accurate description of any and all warranties provided by BMTS to their customers in connection with the Business.  To the Best Knowledge of BMTS, BMTS has not sold, or received written notice of, any product or group of products, service or type of services which are defective or nonconforming to any warranties, contractual requirements or covenants expressly made with respect to them by BMTS to its customers which have not been repaired, replaced, or corrected prior to the Closing.  To BMTS’s Best Knowledge, BMTS is not subject to any known asserted claims for Liability on account of products sold or services rendered which are not fully covered, including all costs of defense and investigation related to such claims, by its or its vendors’ general liability or product liability insurance policies.

SECTION 12:

COVENANTS OF BMTS

12.1

Preservation of Business.  Until Closing, except as provided for in this Agreement, BMTS shall use its best efforts to:

(a)

Preserve intact the present business organization of BMTS;

(b)

Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

(c)

Preserve and protect the goodwill and advantageous relationships of BMTS with its customers and all other persons having business dealings with BMTS;

(d)

Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of BMTS; and

(e)

Comply with all laws applicable to the conduct of its business.

12.2

Ordinary Course.  Until Closing, BMTS shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such businesses or property.  Without limiting the foregoing, except as provided for in this Agreement, except as provided for in this Agreement, BMTS shall not, without the prior written consent of MedClean:

(a)

Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of BMTS; and

(b)

Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment.

12.3

Negative Covenants.  Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until MedClean otherwise consents in writing, BMTS will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of BMTS' business or materially and adversely change the total dollar valuation of such inventories, other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (i) enter into any transactions or series of transactions other than in the ordinary course of business; (j) amend or propose to amend its Articles of Incorporation or By-Laws except for filing the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock in the form of Exhibit 5.1(b)(i); (k) make any change in accounting methods, principles or practices; (l) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person; (m) enter into or amend any material contract or agreement other than in the ordinary course of business; (n) make any tax election; (o) permit any material insurance policy to be canceled or terminated, except in the ordinary course of  business; (p) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (q) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (r) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (s) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown on BMTS’s publicly available financial statements and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

12.4

Additional Covenants.

(a)

BMTS will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of BMTS; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if BMTS shall have set aside on their books adequate reserves therefor and deposited at Closing into an escrow account an amount to cover any such tax, assessment, charge or levy; and provided, further, that BMTS will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.  BMTS will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of BMTS;

(b)

BMTS will keep their properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and BMTS will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

(c)

BMTS will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to their business and affairs in accordance with its past practices consistently applied;

(d)

BMTS will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on their businesses or credit;

(e)

BMTS shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by them and deemed by BMTS to be necessary to the conduct of their businesses;

(f)

BMTS will, consistent with their practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that they believes to be advantageous; and

(g)

BMTS shall deliver to MedClean copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of their businesses.

12.5

Access to Books and Records, Premises, Etc.  From the date of this Agreement through the Closing Date, BMTS will grant MedClean and its authorized representatives reasonable access during normal business hours to its and its subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling MedClean to fully investigate the business of BMTS.

12.6

Compensation.  Except as contemplated by this Agreement, BMTS shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of BMTS prior to the Closing Date.

12.7

No Solicitation.

(a)

Subject to its fiduciary duties to shareholders, BMTS shall not, nor shall they authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of BMTS to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of BMTS or any investment banker, attorney or other advisor or representatives of BMTS or otherwise, shall be deemed to be a breach of this Section 12.7(b) by BMTS.  For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving BMTS or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of BMTS, other than the transactions contemplated by this Agreement.

(b)

Subject to its fiduciary duties to shareholders, except upon a material breach of this Agreement by MedClean or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of BMTS nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to MedClean, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

(c)

BMTS promptly shall advise MedClean orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry.  BMTS will keep MedClean fully informed of the status and details of any such takeover proposal or inquiry.

(d)

The provisions of this Section 12.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of BMTS to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

12.8

Delivery of Additional Filings; Additional Access.  Following the execution of this Agreement and until the Closing Date, BMTS shall provide MedClean with copies of any and all reports, filings, notices or other information which BMTS may prepare and file with or receive from the Commission, FINRA or any other regulatory authority, (and shall give MedClean an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which BMTS or any subsidiary is a party or otherwise involved.

SECTION 13:  TERMINATION

13.1

Termination.  This Agreement may be terminated and abandoned solely as follows:

(a)

At any time until the Closing Date by the mutual agreement of the Board of Directors of MedClean and BMTS.

(b)

This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement to such terminating party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

(c)

This Agreement may be terminated by any party if the a party on the other side of this transaction is in material breach or default of its respective covenants, agreements or other obligations hereunder, or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

(d)

By either BMTS or MedClean, if for any reason the parties have failed to close this Agreement on or before December 31, 2014, provided that neither BMTS nor MedClean is then in default hereunder.

(e)

By either BMTS or MedClean for any reason upon written notice, provided that if a party terminates this Agreement pursuant to this Section 13.1(e), the other party is not in default hereunder and the other party continues to be willing and able to proceed with the Merger, then the terminating party shall immediately pay the other party $250,000.

In the event of any termination pursuant to this Section 13.1 (other than pursuant to subparagraph 13.1(a) or subparagraph 13.1(e)), written notice setting forth the reasons therefor shall forthwith be given by MedClean, if it is the terminating party, to BMTS, or by BMTS if it is the terminating party, to MedClean.

13.2

Effect of Termination.  If terminated as provided for in this Section, this Agreement shall forthwith become wholly void and of no effect, except for the confidentiality obligations set forth in Section 15 hereof, without liability to any party to this Agreement except for breach of this Agreement.

SECTION 14:

INDEMNIFICATION

14.1

Indemnification Covenants of BMTS.  Subject to the limitations set forth in this Section 14, BMTS shall defend, indemnify, save and keep harmless MedClean and its affiliates, directors, officers, agents, attorneys, accountants, representatives and their respective successors and permitted assigns (the “MedClean Indemnitees”), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees (collectively, the “Damages”) sustained or incurred by any of the MedClean Indemnitees as a result of or arising out of or relating to:

(a)

Any inaccuracy in a representation or breach of a warranty made by BMTS or BMTS in this Agreement or in any document or instrument delivered to MedClean in connection with this Agreement; or

(b)

The failure of BMTS to comply with, or the breach by BMTS of any of the covenants contained in this Agreement or in any document or instrument delivered to MedClean in connection with this Agreement, to be performed by BMTS.

14.2

Indemnification Covenants of MedClean.  Subject to the limitations set forth in this Section 14, MedClean shall defend, indemnify, save and keep harmless BMTS and their managers, officers, members, agents, attorneys, accountants, representatives and their respective successors and permitted assigns (the “BMTS Indemnitees”), against and from all Damages sustained or incurred by any of BMTS Indemnitees as a result of or arising out of or relating to:

(a)

Any inaccuracy in a representation or breach of a warranty made by MedClean in this Agreement or in any document or instrument delivered to BMTS in connection with this Agreement; or

(b)

The failure of MedClean to comply with, or the breach by MedClean of, any of the covenants contained in this Agreement or in any document or instrument delivered to BMTS in connection with this Agreement, to be performed by MedClean.

14.3

Limitations on Claims and Liability.

Notwithstanding any provision of this Agreement to the contrary, no party shall have liability to indemnify a party on the other side of this Agreement and no party may assert a claim for indemnification for damages suffered by it until and unless such party's claims for damages for which the other party is entitled to indemnification equal or exceed, in the aggregate, the sum of $50,000 (the "Damages Threshold"). Upon a party's cumulative claims for indemnification equaling the Damages Threshold, a party may assert claims for indemnification pursuant to Section 14.4 below for the full amount of such party's damages for which it is entitled to indemnification hereunder.

14.4

Method of Asserting Claims.  For purposes of this Section 14.4, the following terms shall be defined as follows:

(a)

“Claims” shall mean all claims asserted pursuant to this Section 14, whether or not arising as a result of a Third Party Claim.

(b)

“Indemnified Person” shall mean any MedClean Indemnitee, or any BMTS Indemnitee , as the context requires.

(c)

“Indemnifying Person” shall mean any person obligated to indemnify an Indemnified Person pursuant to this Section 14, as the context requires.

(d)

“Third Party Claims” shall mean any Claim asserted by any person not a party to this Agreement (including without limitation any Governmental Authority), asserting that an Indemnified Person is liable for monetary or other obligations which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 14.

(e)

All Claims shall be made in writing and shall set forth with reasonable specificity the facts and circumstances of the Claim, as well as the basis upon which indemnification pursuant to this Section 14 is sought.  Notwithstanding the foregoing, no delay or failure by any

Indemnified Person to provide notification of any Claim shall preclude any Indemnified Person from recovering for Damages pursuant to this Section 14, except to the extent that such delay or failure materially compromises the rights of any Indemnifying Person under this Section 14.

(f)

Within ten (10) days after receipt by an Indemnifying Person of any notification of a Claim, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume (at the Indemnifying Person’s expense) control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 14.  If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense, but in so doing shall not waive or limit its right to recover under this Section 14 for any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding.  The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense, and the Indemnified Person has been advised in writing by outside legal counsel that under the applicable standards of professional conduct, the Indemnifying Person and the Indemnified Person may not be represented by the same counsel with respect to such action, suit or proceeding, the reasonable fees and expenses of one law firm for the Indemnified Person shall be paid by the Indemnifying Person.  The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.  The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which (with respect to an action, suit or proceeding as to which the Indemnifying Person has not elected to assume control of the defense) shall not be unreasonably withheld, conditioned or delayed.  The Indemnifying Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed so long as the settlement includes a complete release of the Indemnified Person from all liability and does not contain or contemplate any payment by, or injunctive or other equitable relief binding upon, the Indemnified Person.

14.5

Survival. All representations and warranties of MedClean or BMTS in this Agreement or any other Transaction Agreement shall survive the Closing until eighteen (18) months following the date of the Closing (the “Survival Date”); provided, however, that (a) all representations and warranties relating to Taxes in Sections 9.7 and 11.7 shall survive until ninety (90) days after expiration of all applicable statutes of limitations relating to such Taxes; (b) all representations and warranties of MedClean contained in Sections 9.4, 9.15, 9.20 and 9.26, and all representations and warranties of BMTS contained in Sections 11.4, 11.15, 11.20 and 11.24 shall survive indefinitely; (c) any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with this Section 14 shall survive until final resolution of such claim, and (d) the existence of a breach (or alleged breach) of any representation or warranty shall be determined and made, in all cases, as if all qualifications as to knowledge or materiality were not included in such representation or warranty.  If a notice is properly given with respect to a Claim prior to the expiration of the relevant survival period set forth in this Section 14, then notwithstanding such expiration, the representation, warranty, covenant, agreement or indemnity applicable to such Claim shall survive until, but only for purposes of, the resolution of such Claim.

14.6

Certain Other Limitations on Indemnification.

(a)

The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Damages for which indemnification is provided under this Agreement will be reduced by any amounts actually received under insurance policies, after all costs, charges and expenses (including any increased premium charges) by or on behalf of the Indemnified Party and any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages (such amounts are referred to herein as “Indemnity Reduction Amounts”).  If any Indemnified Party receives any Indemnity Reduction Amounts in respect of an Indemnified Claim for which indemnification is provided under this Agreement after the full amount of such Indemnified Claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnified Claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnified Claim, then the Indemnified Party will promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such Indemnified Claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made.  An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof;

(b)

Notwithstanding anything contained in this Agreement, any amounts payable pursuant to the indemnification obligations under this Section 14 shall be paid without duplication, and in no event shall any party be indemnified under different provisions of this Agreement for the same Damages;

(c)

MedClean shall not be required to indemnify any BMTS Indemnitees and BMTS shall not be required to indemnify any MedClean Indemnitees to the extent of any Damages that a court of competent jurisdiction shall have determined by final judgment to have resulted from the fraud, gross negligence or willful misconduct of the party seeking indemnification.

14.7

Limitation on Damages.  Notwithstanding anything contained herein to the contrary and in furtherance of and without limiting the foregoing, no MedClean Indemnitee and no BMTS Indemnitee will be entitled, after the Closing, to any recovery under this Agreement for special, exemplary, punitive, consequential, or indirect damages; provided, however, that nothing herein shall prevent any Indemnified Party from being indemnified pursuant to this Section 14 for all components of awards against them in claims by third parties that are not Affiliates for which indemnification is provided pursuant to Section 9 claims.  Notwithstanding the foregoing, this Section 9.7 shall not apply to Damages relating to fraud, gross negligence or willful misconduct of an Indemnified Party.

SECTION 15: NONDISCLOSURE OF CONFIDENTIAL INFORMATION

15.1

Nondisclosure of Confidential Information.  Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other party (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies.  Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 15.1 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure, or (vi) in the opinion of counsel to the party, required to be disclosed under applicable Federal or state securities laws, or the rules of any national securities exchange, NASDAQ, or any over the counter market upon which the securities of the party are then traded.  Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement.  Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed.  In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof.  Each of the parties recognizes and agrees that violation of any of the agreements contained in this Section 15.1 will cause irreparable damage or injury to the parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the parties shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements.  Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other.  The provisions of this Section 15.1 shall survive any termination of this Agreement.

15.2

No Publicity.  Until the Closing or the termination of this Agreement in accordance with its terms, neither BMTS nor MedClean shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of BMTS (in the case of such a release or statement by MedClean) or of MedClean (in the case of such a release or statement by BMTS).  This Section 15.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 16: EXPENSES

Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement and the transactions contemplated hereby.  In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement.  The provisions of this Section 16 shall survive any termination hereof.

SECTION 17: MISCELLANEOUS

17.1

Attorney's Fees.  In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment.  The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

17.2

No Brokers.  BMTS represents and warrants to MedClean and MedClean represents and warrants to BMTS, that, except as set forth on Schedule 17.2, neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby.  BMTS agrees to indemnify MedClean against, and hold it harmless from, and MedClean agrees to indemnify BMTS against, and hold it harmless from, any undisclosed liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of MedClean, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby.  The provisions of this Section 17.2 shall survive any termination of this Agreement.

17.3

Intentionally Omitted.

17.4

Incorporation by Reference.  All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

17.5

Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees.  Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

17.6

Amendments and Waivers.  This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

17.7

Waiver.  No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement.  The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

17.8

Governing Law - Construction.  This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado.  Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel.  Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision.  Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

17.9

Representations and Warranties.  The representations and warranties contained in Sections 9 and 11 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of either BMTS or MedClean and shall not be deemed merged in any document or instrument so executed or delivered by either BMTS or MedClean.

17.10

Notices.  Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section 17.10, and must be served by (i) telefax or other similar electronic method, or (i) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (iii) delivering the same in person to such party.

Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described.  Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

If BMTS, to:

BMTS

__________________

Fax: ______________

Email:____________

With a copy to:

Clifford L. Neuman, Esq.

Clifford L. Neuman, P.C.

1507 Pine Street

Boulder, Colorado  80302

Fax: (303) 449-1045

Email:  clneuman@neuman.com

If MedClean, to:

MEDCLEAN TECHNOLOGIES, INC.

____________________

_____________________

Fax __________________

Email:________________

With a copy to:

_____________________

_____________________

_____________________

Fax __________________

Email:________________

Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original.  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17.10 for the giving of notice.

17.11

Fax/Counterparts.  This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original.  Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents.  For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

17.12

Captions.  The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

17.13

Severability.  Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.  In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties, would material defeat the consideration flowing to one or both parties, or would result in unconscionable injustice.

17.14

Good Faith Cooperation and Additional Documents.  The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence.  Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

17.15

Specific Performance.  The obligations of the parties under Sections 2 and 3 are unique.  If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

17.16

Assignment.  Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion.  Any purported assignment or delegation without such consent shall be null and void.

17.17

Entire Agreement.  For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 17.17.  This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter, including but not limited to the Original Agreement and Plan of Reorganization and the Amendment Agreements entered into by the parties.

17.18

Time.  Time is of the essence of this Agreement and each of its provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.

a Colorado corporation

/s/ Gex F. Richardson

Name: Gex F. Richardson

Title: President/Chairman of the Board

MEDCLEAN TECHNOLOGIES, INC.,

a Delaware corporation

/s/ John R. Accardi

Name:  John R. Accardi

Title:  CEO/President